Exhibit 10.19

BIOCEPT, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 13, 2012 (the “Effective Date”) by and among BIOCEPT, INC., a California corporation (the “Company”) and the Investors listed on the Schedule of Investors attached hereto (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, in exchange for a series of loans in an aggregate amount equal to $1,750,000 from the Investors, the Company will issue promissory notes and warrants to purchase shares of the Company’s Preferred Stock (the “Preferred Stock”) to the Investors.

AGREEMENT

NOW THEREFORE, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged and agreed, hereby agree as follows:

1.        LOAN AMOUNT; ISSUANCE OF NOTES AND WARRANT.

1.1        Loan Amount; Issuance of Notes.    Subject to the terms of this Agreement, the Investors agree, jointly and severally, to lend the Company at each Closing (as defined below), the amount set forth on the Schedule of Investors attached hereto (each, a “Loan Amount” and collectively the “Loan”) against the issuance and delivery by the Company of promissory notes for such amounts, in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”).

1.2        Issuance of Warrants.    Subject to the terms of this Agreement, the Investors agree to purchase from the Company, and the Company agrees to issue to the Investor, a Warrant in the form attached hereto as Exhibit B (the “Warrant”) to purchase the number of shares of Preferred Stock set forth in the Warrant (the “Warrant Shares”).

2.        CLOSINGS; DELIVERY.

2.1        Initial Closing.    The initial closing of the purchase and sale of the Notes (the “Initial Closing”) shall be held on the date hereof at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121, or at such other time and place as the Company and the Investors mutually agree.

(a)        Deliveries by the Company.    At the Initial Closing, the Company shall deliver (a) a duly executed Note (in the principal amount set forth on the Schedule of Investors attached hereto under the heading “Initial Closing Principal Amount of Note”) and (b) a duly executed Warrant to purchase the Warrant Shares.

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(b)        Deliveries by Investor.    At the Initial Closing, the Investors participating in the Initial Closing shall deliver to the Company funds, by check or wire transfer, in the amount set forth opposite such Investor’s name on the Schedule of Investors attached hereto under the heading “Initial Closing Principal Amount of Note.”

2.2        Additional Closings.    If, at any time prior to the Maturity Date (as defined in the Notes), (i) the Company has less than $1,000,000 of cash and cash equivalents and (ii) the Company has received a term sheet for a Qualifying Financing (as defined in the Notes) that is acceptable to the Company’s Board of Directors (the requirements set forth in (i) and (ii) are referred to herein as the “Draw-Down Requirements”), then the Chief Executive Officer of the Company shall be permitted to deliver a written notice (the “Draw-Down Notice”) to the Reiss Family Survivor’s Trust UDT dated December 18, 1988 (the “Major Investor”) and any other potential investor in the Company approved by the Chief Executive Officer of the Company (any such investor, a “New Investor” and collectively, the “New Investors”), which Draw-Down Notice shall certify that the Draw-Down Requirements have been satisfied and shall specify the closing of the sale of a specific amount of the authorized Notes and Warrants (such amount in any Draw-Down Notice, the “Draw-Down Amount”) not previously sold by the Company (each an “Additional Closing” and together with the Initial Closing, a “Closing”), which such Additional Closing shall occur no earlier than two and no later than five business days after the delivery of the Draw-Down Notice. Notwithstanding the foregoing, the Major Investor shall not be required to participate in an Additional Closing during any calendar month to the extent that the Company has effected two Additional Closings in such calendar month. Following each Additional Closing, the Schedule of Investors under the heading “Additional Closing Principal Amount of Note” shall be unilaterally updated by the Company to record the names of Investors participating in such Additional Closing and the principal amount of each Investor’s Loan Amount being made at such Additional Closing.

(a)        Deliveries by the Company.    At each Additional Closing, the Company shall deliver (a) to each Investor participating in such Additional Closing, a duly executed Note (in the principal amount of Investor’s Loan Amount being made at such Additional Closing) and (b) to each Investor participating in such Additional Closing that has not previously been issued a Warrant pursuant to this Agreement, a duly executed Warrant to purchase the Warrant Shares.

(b)        Deliveries by Investors.    At each Additional Closing, (i) the Major Investor shall deliver to the Company funds, by check or wire transfer, in an amount equal to the Draw-Down Amount, less any amounts of the Draw-Down Amount that have been committed to be funded by New Investors in such Additional Closing, and (ii) the New Investors shall deliver to the Company funds, by check or wire transfer, in an amount equal to their commitment of the Draw-Down Amount in such Additional Closing.

Each New Investor not a party to this Agreement shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and any Notes and Warrants sold pursuant to this Section 2.2 shall be deemed to be “Notes” and “Warrants” for all purposes under this Agreement and any New Investors thereof shall be deemed to be an “Investor” for all purposes under this Agreement.

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The issuance of the Notes and any Warrants to the Investors at each Closing, as applicable, shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the date of such Closing and (ii) the representations and warranties of each Investor participating in such Closing set forth in Section 4 hereof shall speak as of the date of such Closing.

3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Investor, as of each Closing, as applicable, as follows:

3.1        Organization and Standing; Articles and Bylaws.    The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, or financial condition.

3.2        Corporate Power.    The Company will have at each Closing all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

3.3        Authorization.    All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Notes and the Warrant (collectively, the “Loan Documents”) by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Notes and Warrant and the reservation of the equity securities issuable upon exercise of the Warrant (collectively, the “Conversion Shares” and, together with the Notes and the Warrants, the “Securities”) has been taken or will be taken prior to the issuance of such Securities, as applicable. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies and (c) with respect to rights to indemnity, subject to federal and state securities laws. The Securities, when issued in compliance with the provisions of the Loan Documents, will be validly issued, fully paid and nonassessable. The issuance of the Securities pursuant to the provisions of this Agreement will not violate any preemptive rights or rights of first refusal granted by the Company that will not be validly complied with or waived. The Securities, when issued in compliance with the provisions of the Loan Documents, will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investor through no action of the Company; provided, however, that the Securities may be subject to restrictions on transfer under (i) that certain Amended and Restated Investor Rights Agreement, by and among the Company and the

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other signatories thereto, dated October 31, 2011 (the “Investor Rights Agreement”), (ii) the Company’s Bylaws and (iii) state and/or federal securities laws.

3.4        Governmental Consents.    All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Loan Documents, the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Initial Closing and at each subsequent Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

3.5        Offering.    Assuming the accuracy of the representations and warranties of the Investor contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Warrant are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4. REPRESENTATIONS	AND WARRANTIES OF THE INVESTOR.

Each Investor hereby represents and warrants to the Company as of each Closing in which such Investor participates, as applicable, as follows:

4.1        Requisite Power and Authority.    The Investor has all necessary power and authority to execute and deliver this Agreement and the Loan Documents and to carry out their provisions. All action on the Investor’s part required for the lawful execution and delivery of this Agreement and the Loan Documents has been taken. Upon their execution and delivery, this Agreement and the Loan Documents will be valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2        Purchase for Own Account.    The Investor represents that it is acquiring the Securities solely for its own account and beneficial interest for investment only, and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.3        Information and Sophistication.    The Investor (i) acknowledges that it has received all the information that it or its qualified purchaser representative has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it or its qualified purchaser representative has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the

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accuracy of the information given the Investor and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment. Without limiting the foregoing, the Investor is relying on its own independent investigation of the Company and on its own respective professional advisors in entering into this Agreement and consummating the transactions described herein.

4.4        Ability to Bear Economic Risk.    The Investor acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.5        Further Limitations on Disposition.    Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)        There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)        (i) The transferee has agreed in writing to be bound by the terms of this Agreement, (ii) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (iii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. The Company will not require the transferee to be bound by the terms of this Agreement after the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (the “Initial Offering”).

(c)        Notwithstanding the provisions of subsections (a) and (b) above, no such restriction shall apply to a transfer by the Investor to an entity affiliated by common control (or other related entity) with the Investor (each such transferee, an “Affiliate” of the Investor); provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Investor hereunder.

(d)        Each certificate evidencing the Securities to be issued to the Investor shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under (i) the Investor Rights Agreement, (ii) the Company’s Bylaws and (iii) applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL

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SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT BY AND BETWEEN THE INVESTOR AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(e)        The Company shall be obligated to reissue promptly unlegended certificates representing any Securities held by the Investor at the request of the Investor if the Company has completed its Initial Offering and the Investor has obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification and legend.

(f)        Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate state securities authority authorizing such removal.

4.6     Accredited Investor Status.    The Investor is an accredited investor or is represented by a purchaser representative within the meaning of Regulation D under the Securities Act.

5.     FURTHER ASSURANCES.    The Company and each Investor agree and covenant that at any time and from time to time it will promptly execute and deliver to each other such further instruments and documents and take such further action as each of the parties hereto may reasonably require in order to carry out the full intent and purpose of this Agreement.

6.	MISCELLANEOUS.

6.1        Binding Agreement.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2        Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to its conflicts of laws principles.

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6.3        Counterparts; Facsimile.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

6.4        Expenses.    Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

6.5        Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6        Notices.    All notices required or permitted hereunder or under the Notes or the Warrant shall be in writing (including facsimile, electronic mail or similar electronic transmissions), and shall be deemed effectively given: (a) when received by the addressee, if delivered by hand, facsimile, electronic mail or similar form of electronic transmission, (b) five days after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent (i) to the Company at 5810 Nancy Ridge Drive, San Diego, California 92121, Attn: Bill Kachioff, or (ii) to the Investors at the address shown on the Schedule of Investors, or at such other address as such party may designate by written notice to the other party.

6.7        Amendment; Waiver.    Except as otherwise set forth herein, no amendment or waiver of any provision of this Agreement shall be effective unless in writing and approved by (i) the Company and (ii) the holders of at least a majority of the then-outstanding principal amount of all Notes.

6.8        Expenses.    Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.9        Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Notes or the Warrant, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Notes or the Warrant, or any waiver on such party’s part of any provisions or conditions of this Agreement, the Notes or the Warrant must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement, the Notes or the Warrant, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.10        Entire Agreement.    This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

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6.11        California Corporate Securities Law.    THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

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IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

BIOCEPT, INC.,

a California corporation

By:
David Hale
Executive Chairman

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

THE REISS FAMILY SURVIVOR’S TRUST UDT DATED DECEMBER 19, 1988:

By:

Name:

Title:

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

By:

Name:

Title:

[SIGNATURE PAGE TO NOTE AND WARRANT PURCHASE AGREEMENT]

SCHEDULE OF INVESTORS

INVESTOR NAME	INITIAL CLOSING PRINCIPAL AMOUNT OF NOTE	ADDITIONAL CLOSING PRINCIPAL AMOUNT OF NOTE[1]
The Reiss Family Survivor’s Trust UDT dated December 19, 1988	$750,000

Address: 9675 La Jolla Farms Road La Jolla, CA 92037

[To be determined]	$0

Address: [_________] [_________]

TOTAL:	$750,000

1 Column to be updated unilaterally by Company following each Additional Closing.

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT